Exhibit 10.41

Non-Employee Director Compensation Summary

MCG Capital Corporation’s (the “Company’s”) non-employee directors are currently: (i) A. Hugh Ewing, III; (ii) Kim D. Kelly; (iii) Wallace B. Millner, III; (iv) Richard W. Neu; (v) Kenneth J. O’Keefe; and (vi) Gavin Saitowitz. The compensation structure for the Company’s non-employee directors is as follows:

AWARD OF RESTRICTED STOCK UPON APPOINTMENT OR ELECTION

The SEC has granted an order authorizing us to award restricted shares of our common stock to our non-employee directors. Under the Amended and Restated 2006 Non-Employee Director Restricted Stock Plan, which we refer to as the 2006 Director Plan, non-employee directors each receive an award of 7,500 shares of restricted stock at the beginning of each three-year term of service on our board of directors. Forfeiture provisions lapse as to one-third of the awarded shares each year over the three-year term. Awards of restricted stock under the 2006 Director Plan are automatic and may not be changed without further approval from the SEC.

PAYMENT OF RETAINER FEE; CHAIR AND COMMITTEE FEES; REIMBURSEMENT OF TRAVEL AND OTHER EXPENSES

During the year ended December 31, 2010, each non-employee director received an annual retainer of $85,000 for his or her service on our board of directors. Additional amounts were paid as follows:

Position	Additional Fees

Non-Employee Chairman of the Board	$15,000

Audit Committee and Investment and Valuation Committee Chairs	$15,000

Compensation Committee and Nominating and Corporate Governance Committee Chairs	$10,000

Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment and Valuation Committee Members (in addition to fees paid for service as Non-Employee Chairman of the Board for service as Committee chairs)

$10,000/Committee

All retainer amounts were paid quarterly during Fiscal 2010 in arrears. Non-employee directors also received reimbursement for reasonable travel and other expenses in connection with attending meetings of our board of directors during Fiscal 2010.